Exhibit 1.2

Execution Version

PRICING AGREEMENT

August 16, 2021

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

As Representatives of the several Underwriters

Ladies and Gentlemen:

Pfizer Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated August 16, 2021 (the “Underwriting Agreement”), between the Company and the Representatives of the several Underwriters to issue and sell to each of the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the Applicable Time in relation to the Pricing Disclosure Package and Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the “Representatives” herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto, plus any additional principal amount of Designated Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 of the Underwriting Agreement.

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in an Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

[Signatures follow]

Very truly yours,

PFIZER INC.

By:	/s/ Brian Byala
Name: Brian Byala
Title: Senior Vice President and Treasurer

Accepted as of the date hereof:

CITIGROUP GLOBAL MARKETS INC.,
as a Representative of the Underwriters

By:	/s/ Brian D. Bednarski
Name: Brian D. Bednarski
Title: Managing Director

GOLDMAN SACHS & CO. LLC,
as a Representative of the Underwriters

By:	/s/ Ashley Everett_
Name: Ashley Everett
Title: Managing Director

J.P. MORGAN SECURITIES LLC,
as a Representative of the Underwriters

By:	/s/ Som Bhattacharyya
Name: Som Bhattacharyya
Title: Executive Director

MORGAN STANLEY & CO. LLC,
as a Representative of the Underwriters

By:	/s/ Yurij Slyz
Name: Yurij Slyz
Title: Executive Director

SCHEDULE I

Underwriters	Principal Amount of Notes
Citigroup Global Markets Inc.	$195,000,000
Goldman Sachs & Co. LLC	$195,000,000
J.P. Morgan Securities LLC	$195,000,000
Morgan Stanley & Co. LLC	$195,000,000
Barclays Capital Inc.	$60,000,000
BofA Securities, Inc.	$60,000,000
Credit Suisse Securities (USA) LLC	$60,000,000
Academy Securities, Inc.	$10,000,000
Samuel A. Ramirez & Company, Inc.	$10,000,000
Siebert Williams Shank & Co., LLC	$10,000,000
Stern Brothers & Co.	$10,000,000

Total	$1,000,000,000

SCHEDULE II

Title of Designated Securities:

1.750% Notes due 2031 (the “Notes”)

Commission File Number of Initial Registration Statement:

333-253605

Aggregate Principal Amount:

$1,000,000,000

Price to Public:

99.663% of the principal amount, plus accrued interest, from August 18, 2021

Purchase Price by Underwriters:

99.213% of the principal amount, plus accrued interest, from August 18, 2021

Form of Designated Securities:

Book-entry only form represented by one or more global securities deposited with the depositary or its designated custodian, to be made available for checking by the Representative at least twenty-four hours prior to the Time of Delivery at the office of the depositary.

Specified Funds for Payment of Purchase Price:

Wire transfer of immediately available funds.

Indenture:

Indenture dated September 7, 2018, between the Company and The Bank of New York Mellon as supplemented by the fifth supplemental indenture to be dated August 18, 2021 between the Company and The Bank of New York Mellon.

Maturity:

August 18, 2031

Interest Rate:

1.750% per annum

Interest Payment Dates:

February 18 and August 18 of each year, beginning on February 18, 2022

Record Dates:

February 3 or August 3 immediately preceding the relevant Interest Payment Date

Redemption Provisions:

The Notes may be redeemed in whole or in part at the price(s) described in the Prospectus relating to the Notes.

Sinking Fund Provisions:

None.

Defeasance Provisions:

As described in the Basic Prospectus dated February 26, 2021.

Applicable Time:

4:30 P.M. New York City time on August 16, 2021

Issuer Free Writing Prospectuses:

Pricing Term Sheet dated August 16, 2021, as filed under Rule 433

Recently Filed Documents for Section 2(d) of the Underwriting Agreement:

None.

Time of Delivery:

10:00 A.M. New York City time on August 18, 2021

Closing Location:

Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, NY 10017.

Additional Agreements of the Underwriters:

Each of the Underwriters has agreed that it will not offer, sell, or deliver any of the Designated Securities, directly or indirectly, or distribute the Prospectus or any other offering material relating to the Designated Securities, in or from any jurisdiction except under circumstances that will, to the best of the Underwriters’ knowledge and belief, result in compliance with the applicable laws and regulations and which will not impose any obligations on the Company.

Each of the Underwriters agrees to abide by the offering restrictions as set forth under the following captions in the Prospectus:

“Underwriting—Notice to Prospective Investors in the European Economic Area and the United Kingdom”,

“Underwriting—Notice to Prospective Investors in the United Kingdom”,

“Underwriting—Notice to Prospective Investors in France”,

“Underwriting—Notice to Prospective Investors in Switzerland”,

“Underwriting—Notice to Prospective Investors in Hong Kong”, “Underwriting—Notice to Prospective Investors in Japan”,

“Underwriting—Notice to Prospective Investors in Singapore” and “Underwriting—Notice to Prospective Investors in Canada”.

Contact Information for Representatives for purposes of Section 12 of the Underwriting Agreement:

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Fax No.: (646) 291-1469

Attention: General Counsel

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Attention: Registration Department

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Fax No.: (212) 834-6081

Attention: Investment Grade Syndicate Desk

Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, New York 10036

Fax No.: (212) 507-8999

Attention: Investment Banking Division

Information furnished by the Underwriters for purposes of Sections 2(b), 2(c), 2(d), 2(e), 8(a), 8(b) and 16(c) of the Underwriting Agreement:

The information in the last paragraph of the cover page of the Prospectus.

The information set forth in the third, fourth and ninth paragraphs under the caption “Underwriting”.

The information in the third sentence of the tenth paragraph and the second sentence of the thirteenth paragraph under the caption “Underwriting”.

No other information in the Prospectus has been furnished by the Underwriters for use therein.